Exhibit 10.20

The Advent Funds Signatory Hereto
c/o Advent International Corporation

75 State Street

Boston, Massachusetts, 02109

June 30, 2009

Pamela Patsley

3800 Miramar Avenue

Dallas, Texas 75205

Re: Ownership Interest in Advent-Kong Blocker Corp.

Dear Pamela:

Reference is hereby made to that certain Stock Purchase Agreement (the “Agreement”), dated as of June 30, 2009, by and between Pam Patsley (“you”) and certain investment funds affiliated with Advent International Corporation signatory thereto and hereto (the “Advent Funds”), pursuant to which you acquired for 3,049 shares of common stock, par value $0.01 per share, of the Advent-Kong Blocker Corp. (the “Company”) (the “Common Stock”).  Defined terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

1.             You acknowledge and understand that pursuant to that certain Master Investment Agreement by and among the Company, Fifth Third Bank, a bank chartered under the laws of the State of Ohio (“Seller”), Fifth Third Financial Corporation, an Ohio corporation, FTPS Holding, LLC (f/k/a Fifth Third Processing Solutions, LLC), a Delaware limited liability company (“Holdco”), and Fifth Third Processing Solutions, LLC (f/k/a FTPS Opco, LLC), a Delaware limited liability company, dated as of March 27, 2009 and amended as of June 30, 2009 (as amended from time to time, the “Master Investment Agreement”), the Company agreed to purchase from Seller, and Seller agreed to sell to Company, an approximately 50.9% interest in Holdco (the “Holdco Interest”) as of the Closing, as defined in the Master Investment Agreement (the “Transaction”), and that, upon the consummation of the Transaction, you will hold an indirect interest in Holdco by virtue of your ownership of shares of Common Stock of the Company.

2.             You further acknowledge and understand that the Company’s Holdco Interest and your shares of Common Stock are subject to certain rights and obligations as set forth in each of (i) that certain Amended and Restated Limited Liability Company Agreement of Holdco, dated as of the date first written above (the “LLC Agreement”), (ii) that certain Registration Rights Agreement by and among the Seller, the Company, Holdco and JPDN Enterprises, LLC, dated as of the date first written above (the “Registration Rights Agreement”), and (iii) other agreements that the Company, the Advent Funds and/or you may enter into from time to time with respect to the Company’s Holdco Interest and/or the shares of Common Stock.

3.             You hereby agree to vote, transfer and take all other actions with respect to your shares of Common Stock in the same manner and proportion, and subject to the same terms and conditions, as the Advent Funds vote, transfer and take with respect to their shares of Common Stock; provided that you shall have the right, but not the obligation, to maintain your pro rata interest in the Company and/or Holdco through purchases of additional shares of Common Stock and/or interests in Holdco pursuant to the Company’s exercise of its preemptive rights and rights of first offer set forth in the LLC Agreement.  Not in limitation of the foregoing, in the event that the holders of Common Stock must vote, transfer and take any other actions with respect to shares of Common Stock pursuant to the exercise of any voting, drag-along, tag-along, put or registration rights, rights of first offer or other rights under the LLC Agreement, the Registration Rights Agreement or any other agreements that the Company, the Advent

Funds and/or you may enter into from time to time with respect to the Company’s Holdco Interest and/or the shares of Common Stock, you hereby agree to vote, transfer and take any other actions with respect to, or cause to be voted, transferred and taken with respect to, your shares of Common Stock in the same manner and proportion, and subject to the same terms and conditions, as the Advent Funds vote, transfer or take with respect to their respective shares of Common Stock.

4.             You hereby irrevocably appoint the Advent Funds as your agent, attorney and proxy, to vote (or cause to be voted) your shares of Common Stock in accordance with the terms of this paragraph 4.  This proxy is irrevocable and coupled with an interest and is granted in consideration of your acquisition of shares of Common Stock under the Agreement.  In the event that you fail for any reason to vote the Shares in accordance with the requirements of this side letter, then the Advent Funds shall have the right to vote your shares of Common Stock in accordance with the provisions of this side letter.  The vote of the Advent Funds shall control in any conflict between the vote by the Advent Funds of your shares of Common Stock and a vote by you of such shares of Common Stock.  Such proxy granted pursuant to this paragraph 4 shall (i) be valid and irrevocable for as long as you own shares of Common Stock and (ii) automatically terminate upon any transfer by you of all of your shares of Common Stock.

5.             This letter agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated except by an instrument in writing signed by the Advent Funds and you.

6.             This letter agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts applicable to contracts made and performed in such state.

7.             This letter agreement may be executed in counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement.

[The remainder of the page is left blank intentionally.]

2

IN WITNESS WHEREOF, the parties hereto have executed this letter agreement as of the date first above written.

Advent International GPE VI Limited Partnership
Advent International GPE VI-A Limited Partnership
Advent International GPE VI-B Limited Partnership
Advent International GPE VI-F Limited Partnership
Advent International GPE VI-G Limited Partnership

By:	GPE VI GP Limited Partnership, General Partner
By:	Advent International LLC, General Partner
By:	Advent International Corporation, Manager

By:	/s/ Christopher Pike	, Vice President

Advent International GPE VI-C Limited Partnership
Advent International GPE VI-D Limited Partnership
Advent International GPE VI-E Limited Partnership

By:	GPE VI GP (Delaware) Limited Partnership, General
Partner
By:	Advent International LLC, General Partner
By:	Advent International Corporation, Manager

By:	/s/ Christopher Pike	, Vice President

Advent Partners GPE VI 2009 Limited Partnership
Advent Partners GPE VI 2008 Limited Partnership
Advent Partners GPE VI — A Limited Partnership

By:	Advent International LLC, General Partner
By:	Advent International Corporation, Manager

By:	/s/ Christopher Pike	, Vice President

GPE VI FT Co-Investment Limited Partnership

By:	GPE VI FT Co-Investment GP Limited Partnership;
By:	Advent International LLC, General Partner;
By:	Advent International Corporation, Manager,

By:	/s/ Christopher Pike	, Vice President

[SIGNATURE PAGE TO PATSLEY SIDE LETTER]

[Signatures continue on the following page.]

[SIGNATURE PAGE TO PATSLEY SIDE LETTER]

Acknowledged and agreed as of the date first above written:

Pamela Patsley

/s/ Pamela Patsley

[SIGNATURE PAGE TO PATSLEY SIDE LETTER]